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                                                                    Exhibit 10.4


                           TRADEMARK LICENSE AGREEMENT



         This Trademark License Agreement (this "Agreement") is made as of September 18, 2000, by and between Inrange Technologies Corporation, a Delaware corporation (the "Company") and SPX Corporation, a Delaware corporation ("SPX").


         WHEREAS, SPX is the owner of the trademark and tradename SPX and registrations and applications therefor in the forms set forth on Schedule A attached hereto (the "LICENSED TRADEMARK(s)").

         WHEREAS, the Company designs, manufactures, markets and services networking and switching products for storage networks, data networks and telecommunications networks and services related to such products (the "COMPANY BUSINESS").

         WHEREAS, the Company has been an indirect wholly owned subsidiary of SPX;

         WHEREAS, the Company is issuing shares of Class B Common Stock to the public in an offering registered under the Securities Act of 1933, as amended, as contemplated by a registration statement on Form S-1, as supplemented and amended from time to time (the "IPO"); and

         WHEREAS, following the IPO, the Company desires to continue to use the LICENSED TRADEMARK(s) in connection with the COMPANY BUSINESS for one year and SPX is willing to grant to the Company the right to use the LICENSED TRADEMARK(s) for one year on or in connection with the COMPANY BUSINESS, such use subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound, hereto agree as follows:


                          ARTICLE 1 - GRANT OF LICENSE

                1.1 SPX hereby grants to the Company, and the Company hereby accepts, a non-exclusive, worldwide, royalty-free license to use the LICENSED TRADEMARK(s) solely in connection with the COMPANY BUSINESS, subject to the limitations set forth in this Agreement.

                1.2 The grant of license in Section 1.1 above includes the right by the Company to grant sublicenses within the scope of such license to the Company's wholly owned subsidiaries, but only for so long as each remains a wholly owned subsidiary.
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                1.3 Except as provided in this Article, all licenses granted herein shall be nontransferable and nonassignable without the prior written consent of SPX.


                         ARTICLE 2- OWNERSHIP AND USE OF
                             THE LICENSED TRADEMARKS

                2.1 The Company acknowledges that SPX owns the LICENSED TRADEMARK(s) and all rights therein and that nothing in this Agreement shall give the Company any right, title or interest in or to the LICENSED TRADEMARK(s) other than pursuant to the license granted hereby.

                2.2 The Company agrees that it will do nothing inconsistent with SPX's ownership of the LICENSED TRADEMARK(s) and shall not claim adversely to SPX, or assist any third party in attempting to claim adversely to SPX, with regards to such ownership. The Company agrees that it will not challenge the title of SPX to the LICENSED TRADEMARK(s), oppose any registration thereof, or challenge the validity of this Agreement or the licenses granted herein. Furthermore, the Company will not register, nor attempt to register, any trade name or trademark which, in whole or in part, incorporates or is confusingly similar to the LICENSED TRADEMARK(s).

                2.3 Without the prior written approval of SPX, the Company is not authorized to use the LICENSED TRADEMARK(s) in connection with any business activity unrelated to the COMPANY BUSINESS.

                2.4 Notwithstanding the license granted herein and any of the provisions hereof, no rights or licenses are granted to the Company with respect to any other trademark, service mark, and/or trade name not listed on Schedule A hereto.

                2.5 The Company agrees to assist SPX in recording this Agreement with appropriate government authorities where such recording is required by law or regulation or where such recording is permitted or desired by SPX.

                2.6 All costs associated with recording this Agreement, the license granted herein and registering, maintaining, or renewing LICENSED TRADEMARK(S) exclusively used by the Company shall be borne by the Company. All costs associated with registering, maintaining or renewing any LICENSED TRADEMARK(S) also used by SPX shall be borne by SPX.


                          ARTICLE 3- QUALITY PROVISIONS

                3.1 The Company agrees that the nature and quality of all products sampled, sold, or otherwise disposed of by the Company and covered by the LICENSED

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TRADEMARK(s) shall conform to the standards set by and under the control of SPX
(hereinafter, "QUALITY STANDARD"). Such QUALITY STANDARD shall be reasonable, shall be no greater than the quality standards imposed by the Company's customers in general, and shall be at least equal in quality to the products (in the aggregate) sold by the Company prior to the date hereof.

                3.2 The Company shall, upon SPX's reasonable request, supply samples of any products sampled, sold, or otherwise disposed of by the Company that include the LICENSED TRADEMARK(s) to SPX. Alternatively, SPX may request the Company to assure that such products conform to the QUALITY STANDARD and, to this end, the Company shall permit reasonable inspection during business hours by an authorized representative of SPX of the Company's facilities to inspect the Company's operations, methods of manufacture, materials used, storage and packing areas, and the like, associated with the manufacture of products that include the LICENSED TRADEMARK(s). Any inspections conducted by SPX to ensure that the QUALITY STANDARD provided herein has been satisfied shall be at the expense of SPX.

                3.3 The Company shall deliver to SPX, upon SPX's request and without charge to SPX, representative samples of labels, containers, advertisements, catalogs, letterhead, and the like, containing the name SPX to enable SPX to ensure that such name is used only in a manner set forth on Schedule A.

                3.4 SPX shall have the right to impose on the Company, as necessary, other specifications or requirements not provided for under this Article to maintain control over the COMPANY BUSINESS to ensure the requisite QUALITY STANDARD with respect to products manufactured by the Company that include the LICENSED TRADEMARK(s).


                 ARTICLE 4- DURATION OF LICENSE AND TERMINATION

                4.1 This Agreement and the license granted herein shall be effective as of the closing of the IPO, and shall terminate upon the earlier of
(i) one year following the date thereof and (ii) termination pursuant to this
Article 4.

                4.2 In the event that the Company breaches any provision of this Agreement, including but not limited to failure by the Company to comply with the QUALITY STANDARD established under Article 3, SPX shall have the right to terminate the license granted if (i) it has given written notice to the Company of such breach and (ii) such breach shall be continuing one month from the date of such notice.

                4.3 SPX shall have the right to immediately terminate this Agreement, or any or all licenses granted herein, upon written notice to the Company in the event of a


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winding-up, sale, consolidation or merger where the Company is not the survivor, or any sequestration by governmental authority of the Company.

                4.4 Upon the termination of this Agreement, the Company agrees to (i) promptly discontinue all use of LICENSED TRADEMARK(s) and/or any similar trade name which contain "SPX" as a part thereof and (ii) promptly take all steps to refrain from using the LICENSED TRADEMARK(s) in advertising, commercial registers, directories, internet and web-sites, telephone listings, and all other similar listings.


                             ARTICLE 5 - PROTECTION

                5.1 The Company shall promptly notify SPX of any and all infringements, imitations, simulations or other illegal use or misuse of the LICENSED TRADEMARK(s) which come to the Company's attention. As the sole owner of the LICENSED TRADEMARK(s), SPX shall determine whether to take any action to prevent the infringement, imitation, simulation or other illegal use or misuse of the LICENSED TRADEMARK(s). If SPX elects not to take such action, the Company may take such action at the Company's expense if it has received SPX's prior written approval to take such action. In this event, SPX shall, at the Company's expense, cooperate in such action with the Company including, without limitation, joining as a party. Any money recovered by way of damages or otherwise with respect to such action shall be kept by the party which bore the costs of such action; or, in any case where the parties have shared the costs, such money shall be shared in proportion to the costs borne by each party.

                5.2 The Company shall render SPX all reasonable assistance in connection with any matter pertaining to the protection, enforcement or infringement of LICENSED TRADEMARK(s) used by the Company, whether in the courts, administrative or quasi-judicial agencies, or otherwise.


                            ARTICLE 6- NEW TRADEMARKS

                6.1 Should the Company desire to develop a trademark using the name "SPX" in any form other than the LICENSED TRADEMARKS, it must first consult with and obtain the written approval of SPX, which may be withheld in its sole discretion. Such newly developed trademarks will be registered in the name of SPX, and will be deemed to be LICENSED TRADEMARK(s) licensed to the Company hereunder and will be subject to all of the terms and conditions of this Agreement. Such approval will not be contingent upon the payment of any fee or royalties to SPX; however, the cost of obtaining and maintaining such new trademarks shall be borne solely by the Company.

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                            ARTICLE 7-INDEMNIFICATION

                7.1 The Company agrees to indemnify and hold harmless SPX and its directors, officers and employees from any and all claims for damage or injury to persons or property or for loss of life or limb whereby SPX has been found liable to any third party under any product liability, tort liability or similar action arising out of or in connection with the use by the Company of the LICENSED TRADEMARK(s).

                7.2 SPX agrees to indemnify and hold harmless the Company and its directors, officers and employees from any and all claims of a third party arising out of or in connection with any claim that the Company's use of the LICENSED TRADEMARK(s) violates the rights of such third party to such LICENSED TRADEMARK(s).


                            ARTICLE 8- MISCELLANEOUS

                8.1 Entire Agreement. This Agreement (including the Schedule constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                8.2 Assignability. This Agreement may not be assigned nor transferred by the Company without the prior consent of SPX.

                8.3 Extension of Rights. All rights and obligations incurred hereunder by SPX or the Company shall extend to and be binding upon their respective domestic and international divisions, subsidiaries, other controlled companies, affiliates and related entities.

                8.4 Waiver. The waiver by SPX of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

                8.5 Injunctive Relief. The Company acknowledges that monetary relief would not be an adequate remedy for a breach or threatened breach by the Company of the provisions of this Agreement and that SPX shall be entitled to the enforcement of this Agreement by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that SPX may have.

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                8.6 Disclaimer of Agency, Partnership and Joint Venture. Nothing
in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

                8.7 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

                8.8 Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mail, to the following addresses:

                  If to SPX:

                  SPX Corporation
                  700 Terrace Point Drive
                  P.O. Box 3301
                  Muskegon, Michigan  49443
                  Attn:Christopher J. Kearney, Esq.

                  If to the Company:

                  Inrange Technologies Corporation
                  13000 Midlantic Drive
                  Mt. Laurel, New Jersey  08054
                  Attn:Kenneth H. Koch, Esq.

                or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

                8.9 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware.

                8.10. Arbitration. Any controversy or claim arising hereunder that cannot be resolved by the parties themselves, shall be settled by arbitration in Muskegon, Michigan or such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award


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rendered thereon shall be in writing and shall be final and binding on the parties and judgment may be entered thereon in any court of competent jurisdiction. Each party shall bear its own costs and expenses in connection with the arbitration and the costs and expenses of the arbitrators shall be borne as determined by the arbitrator.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

                                  SPX CORPORATION


                                  By: /s/ Christopher J. Kearney
                                      -----------------------------
                                      Name:  Christopher J. Kearney
                                      Title: Vice President and General Counsel

                                  INRANGE TECHNOLOGIES
                                  CORPORATION

                                  By: /s/ Kenneth H. Koch
                                      ------------------------------
                                      Name:  Kenneth H. Koch
                                      Title: Vice President and General Counsel


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